Capital Bancorp Issues $10 Million in Subordinated Notes

Rockville, MD. December 4, 2020 (GLOBE NEWSWIRE) - Capital Bancorp, Inc. (the “Company”) (NASDAQ - CBNK), the holding company for Capital Bank, NA, today announced the completion of its private placement of $10.0 million of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”) to mostly local, Washington D.C. metropolitan area investors and some institutional investors.

The proceeds from the Notes were used to retire $13.5 million of 6.95% subordinated debt issued in 2015 and due December 1, 2025 (the "Old Notes"). "We are extremely pleased with the outcome of our offering and the robust investor response that caused the offering to be substantially oversubscribed," said Edward Barry, CEO of the Company. "Our current capital and liquidity positions enabled us to reduce the amount of our outstanding subordinated debt, which, combined with a lower interest rate, will have a positive impact on the Company's net income."

The Notes have a maturity date of November 30, 2030 and will bear interest at a fixed annual rate of 5.00% for the first five years of the term. Thereafter, the interest rate of the Notes shall reset quarterly to an interest rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR) plus 490 basis points. The Notes are redeemable, in whole or in part, starting on November 30, 2025 and on any interest payment date thereafter. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The Company handled the placement in-house and Nelson Mullins Riley & Scarborough LLP served as legal counsel to the Company.

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fifth largest bank headquartered in Maryland at September 30, 2020. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $1.9 billion at September 30, 2020 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this press release may turn out to be inaccurate. The inclusion of forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com